UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 28, 2004

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

Item 5: Other Events

On May 28, 2004 the Registrant issued a press release announcing the closing of the merger of NPTest Holding Corporation with and into Cataline Corporation, a wholly-owned subsidiary of the Registrant according to the terms of a definitive Agreement and Plan of Reorganization.

Item 7: Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release disseminated on May 28, 2004 announcing the closing of the merger of NPTest Holding Corporation with and into Cataline Corporation, a wholly-owned subsidiary of the Registrant according to the terms of a definitive Agreement and Plan of Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Graham J. Siddall,
Graham J. Siddall,
Chairman of the Board and
Chief Executive Officer

Date: May 28, 2004